Exhibit 99.2

Exhibit 99.2 - Form of Election for Stock Consideration
ELECTION FORM AND LETTER OF TRANSMITTAL

This Election Form is being delivered in connection with the Agreement and Plan of Merger, as amended (the “Merger Agreement”), by and among The Bancshares, Inc. (“TBI”), Community Bank Shares of Indiana, Inc. (“Community”) and CBIN Subsidiary, Inc. (“CBIN Subsidiary”), whereby TBI will merge (the “Merger”) with and into Community’s wholly-owned subsidiary, CBIN Subsidiary, which will be the surviving corporation.

EXCHANGE AGENT: REGISTRAR AND TRANSFER COMPANY

Mailing Address: Registrar and Transfer Company Attn: Reorg Exchange Dept. P.O. Box 645 Cranford, NJ 07016-0645
To be effective, this Election Form must be received by the Exchange Agent no later than 5:00 p.m., EDT, on the date before the closing of the Merger, which is currently anticipated to close on July 3, 2006.
By Hand: Registrar and Transfer Company Attn: Reorg Exchange Dept. 10 Commerce Drive Cranford, NJ 07016

DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach list if necessary)
(See Instructions) Name(s) and Address of Registered Holder(s)	Certificate Numbers	Total Number of Shares Represented by Certificate(s)

TOTAL SHARES

☐	Check the box to the left if you have lost any of your TBI stock certificates and complete the Affidavit for Lost Stock Certificate(s) on page 5 (See Instruction B(5)).

ELECTION OPTIONS (MARK ONLY ONE BOX) EXPIRATION 5:00 P.M. EDT,
ON THE DATE BEFORE THE CLOSING DATE OF THE MERGER
(Current Anticipated Closing Date is July 3, 2006 - See Instruction A(3))

☐	ALL STOCK ELECTION: Exchange all shares of TBI Common Stock listed above for shares of Community Common Stock (you will receive cash in lieu of any fractional shares) (“Stock Election”)

☐
COMBINATION STOCK/CASH ELECTION: Exchange ____________ shares of TBI Common Stock listed above for shares of Community Common Stock and the remainder in cash (“Combination Election”). (Please write in the blank the number of shares you would like to exchange for Community Common Stock)

☐
ALL CASH ELECTION or NO ELECTION: Exchange all shares of TBI Common Stock listed above for cash (“Cash Election”) - If you desire to receive all cash consideration, you need not return this Election Form or your TBI stock certificate(s) at this time. You will receive a different Letter of Transmittal at a later date.

IMPORTANT: IF YOU DO NOT SELECT AN OPTION OR SELECT MORE THAN ONE, IT WILL BE ASSUMED THAT AS TO THESE SHARES YOU HAVE NO PREFERENCE AND THE SHARES SHALL BE DESIGNATED CASH ELECTION SHARES. IN ADDITION, YOUR ELECTION IS SUBJECT TO CERTAIN LIMITS AND ALLOCATION PROCEDURES SET FORTH IN THE MERGER AGREEMENT.
________________

It is understood that this election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. In particular, all elections are subject to the limitation that, on an aggregate basis, 65% of TBI Common Stock will be converted into Community Common Stock and 35% of TBI Common Stock will be converted into cash (at the rate of $150 per share of TBI Common Stock). Community cannot, therefore, ensure that all TBI shareholders will receive their election choices. Any adjustments to the elections will be made in accordance with the allocation and proration procedures set forth in the Merger Agreement that is attached as Appendix A to the proxy statement-prospectus you have been provided.

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described shares of TBI Common Stock and that when accepted for exchange by Community, Community will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange certificates formerly representing shares of TBI Common Stock accompanying evidence of transfer and authenticity, for certificates representing shares of Community Common Stock or cash, as set forth under “Election Options” and as provided in the Merger Agreement. Delivery of the enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successor sand assigns of, the undersigned. If the Merger Agreement is terminated or the merger is not consummated, the enclosed certificate(s) will be returned to you.

SPECIAL PAYMENT AND/OR ISSUANCE
INSTRUCTIONS
(See Instructions B1 and 2)

To be completed ONLY if (i) the New Certificate to be issued and/or (ii) the check in exchange for the Certificate(s) surrendered herewith are to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction B7)

Name: _______________________________________
            (Please Print First, Middle and Last Names)

Address: _____________________________________
            _____________________________________
            _____________________________________
                                                  (including zip code)
Dated:_____________________

SPECIAL DELIVERY INSTRUCTIONS
(See Instruction B4)

Complete ONLY if the New Certificate and/or the check, as applicable, is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown as the address on the first page.

Name: _______________________________________
            (Please Print First, Middle and Last Names)

Address: _____________________________________
            _____________________________________
            _____________________________________
                                                  (including zip code)

IMPORTANT - THE BOX BELOW LEFT MUST BE SIGNED AND DATED AND THE SUBSTITUTE FORM W-9
ON PAGE 3 MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER

IMPORTANT
SHAREHOLDER SIGN HERE
(Also Complete Substitute Form W-9)

X__________________________________________

X__________________________________________

Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s). If signature is by attorney, executor, administrator, trustee or guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction B1.

Dated: ___________________

Name(s): ______________________________________
                    (please print)

Capacity: _____________________________________

Area Code and Telephone No.: ____________________

MEDALLION SIGNATURE GUARANTEE
Required only if Special Payment and/or
Issuance Instructions are provided.
(See Instruction B2)

The signature(s) should be guaranteed by an Eligible Financial Institution or a member of a registered National Securities Exchange or the NASD pursuant to Securities and Exchange Commission Rule 17Ad-15.

PAYER’S NAME: COMMUNITY BANK SHARES OF INDIANA, INC.
SUBSTITUTE
Form W-9
Department of the Treasury
Internal Revenue Service

Payer’s Request for Taxpayer
Identification Number

(See Instruction No. B.)
Please fill in your name and address below.

_________________________________

Name

_________________________________

Business name if different from above

Check appropriate box:
☐ Individual’s sole proprietor
☐ Partnership
☐ Exempt from backup withholding
☐ Corporation
☐ Other

_______________________________
Address (number and street)
_____________________________
City, State and Zip Code

Part 1 - TAXPAYER IDENTIFICATION NO. - FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYEE IDENTIFICATION NUMBER
_______________________________________ Social Security Number OR _______________________________________ Employee Identification Number
Part 2 - Certification - For Payee Exempt from Backup Withholding - Under penalties of perjury, I certify that:

(1) The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).

Certification Instruction - You must cross out item 2 above if you have been notified by the IRS that you are currently subject in backup withholding because you have failed to report all interest and dividends on your tax return and you have not been notified by the IRS that you are no longer subject to backup withholding. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE: ______________________________ DATE: _______________, 20__.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM W-9 MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION B7 FOR ADDITIONAL INFORMATION.

INSTRUCTIONS

A.    Special Conditions
1.
Time in which to Make an Election. To be effective, a properly completed Election Form accompanied by the stock certificate(s) representing all of the holder’s shares of TBI Common Stock (or a Notice of Guaranteed Delivery from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers or a commercial bank or trust company having an office or correspondent in the United States, provided the certificate(s) are in fact delivered to the Exchange Agent within three NASDAQ Capital Market trading days after the date of execution of such Notice of Guaranteed Delivery) must be received by Registrar and Transfer Company, the Exchange Agent not later than 5:00 p.m. EDT on the date before the closing of the Merger (“Election Deadline”). The Merger is anticipated to close on July 3, 2006. Holders of TBI Common Stock whose Election Form and certificate(s) are not so received or who revoke their Election Form will be considered a Non-Electing Shareholder. See Instruction A7 below. The method of delivery of all documents is at the option and risk of the TBI shareholder. Sending by mail, registered mail, properly insured, with return receipt requested, is recommended.

2.
Description of Certificates. Insert in the box at the top of the Election Form marked “Description of Certificates Surrendered” the certificate number(s) of the TBI Common Stock certificate(s) that you are surrendering herewith, the number of shares represented by each certificate, and the name(s) and address(es) of the registered owners of such certificates. If the space provided is insufficient, attach a separate sheet listing this information.
3.
Election Options. In the box marked “Election Options” indicate whether you would like to receive in exchange for your shares of TBI Common Stock, only shares of Community Common Stock or a combination of Community Common Stock and cash. Mark only one selection in this box. If you desire all cash consideration, do not return this Election Form or your TBI stock certificates at this time. The Merger Agreement limits the amount of cash and the amount of Community Common Stock that can be issued in the Merger, and it thus may not be possible for all elections to be honored in full. To find out more about these limits and the allocation method that will be used, please see “Merger Agreement - Allocation and Proration Procedures” on page 45 of the proxy statement-prospectus.

4.
Revocation of Election. A holder of shares of TBI Common Stock who has made an election may at any time prior to the Election Deadline revoke such election by submitting to the Exchange Agent written notice of revocation that is received by the Exchange Agent prior to the Election Deadline.

5.
Joint Forms of Election. Holders of shares of TBI Common Stock who made a joint election will be considered to be a single holder of such shares. Joint Election Forms and Letters of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name to a “John Smith” on one certificate and “J Smith” on another; and by persons who may be considered to own each other’s shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form is submitted as a joint Election Form, each record holder of shares of TBI Common Stock covered hereby must properly sign this Election Form in accordance with Instruction B1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a joint Election Form are eligible to do so.

6.
Forms of Election Nominees. Any record holder of shares of TBI Common Stock who is a nominee may submit one or more Election Forms and Letters of Transmittal, indicating on the form or forms a combination of Elections covering up to the aggregate number of shares of TBI Common Stock owned by such record holder. However, upon the request of Community such record holders will be required to certify to the satisfaction of Community that such record holder holds such shares of TBI Common Stock as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of TBI for purposes of allocating Community Common Stock and cash payments to be issued upon consummation of the Merger.

7.
Shares as to Which No Election is Made. Holders of shares of TBI Common Stock who fail to submit a properly completed Election Form together with certificates representing their shares of TBI Common Stock by the Election Deadline, or who revoke their previously submitted Election Form and fail to submit a properly completed Election Form together with certificate(s) representing their shares of TBI Common Stock (“Non-Electing Shareholder”), shall have their shares of TBI Common Stock converted into the right to receive a cash payment of $150 for each share they own, subject to adjustment in accordance with the allocation and proration provisions set forth in the Merger Agreement. In addition, a holder who does not tender an Election Form for all of his or her shares will be deemed to be a Non-Electing Shareholder with respect to those shares not rendered.

B.	General.
1.
Signatures. (a) The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a joint Election Form is submitted) on the Election Form should correspond exactly with the name(s) as written on the face of the certificate(s) unless the shares of TBI Common Stock described on this Election Form have been assigned by the registered holder(s), in which event this Election Form should be signed in exactly the same form as the name of the last transfer indicated on the transfer form attached to or endorsed on the certificate(s).

(b) If this Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on this Election Form must be guaranteed by an eligible financial institution or broker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc.
(c) If this Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any other acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with this Election Form.

(d) The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the NASD or is a commercial bank or trust company in the United States.
2.
Special Payment and/or Issuance Instructions. If checks or certificates representing Community Common Stock are to be payable to the order of, or registered in, a name(s) other than exactly the name(s) that appear on the certificate(s) representing shares of TBI Common Stock being submitted herewith, the certificate(s) submitted herewith must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on this Election Form must be guaranteed by an Eligible Financial Institution or banker who is a member/participant in a Medallion Program approved by the Securities Transfer Association, Inc. Please also check the appropriate box in “Special Payment and/or Issuance Instructions” on the Election Form.

3.
Stock Transfer Taxes. It will be a condition in the issuance of any check or certificate representing shares of Community Common Stock in any name(s) other than the name(s) in which the surrendered certificate(s) for shares of TBI Common Stock is (are) registered that the person(s) requesting the issuance of such check or certificate representing shares of Community Common Stock either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

4.
Special Delivery Instructions. If checks or certificates representing shares of Community Common Stock are to be delivered to someone other than the registered holder(s) or to the registered holder(s) at an address other than that appearing above, please check the appropriate box in “Special Delivery Instructions” and insert the appropriate address in the space provided on this Election Form.

5.
Lost Certificate. If your certificate(s) representing shares of TBI Common Stock has (have) been lost, stolen or destroyed, you should check the box on the face of the Election Form indicating that the certificate(s) is lost, complete the rest of the form, including the Affidavit For Lost Stock Certificate(s) below and return it to the Exchange Agent, along with a check payable to Seaboard Surety Company in the amount of 1.5% of the market value of the lost certificate(s) (at $150 per share) and with any certificate(s) of TBI Common Stock in your possession (bond premium calculation: current market value x number of shares lost, stolen or destroyed x 1.5% bond premium - example: 100 shares of TBI Common Stock x $150 MV x 1.5% = $225 bond premium (minimum $25.00)). If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

The Election Form and related documents cannot be processed until the lost, stolen or destroyed certificate(s) has (have) been replaced. If all the necessary documents are not returned prior to the Election Deadline, your Election will be deemed a “No Election”.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: that I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost; that a search for the certificate(s) has been conducted and that these certificate(s) cannot be located; and that these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: if these certificate(s) are subsequently located, they will be tendered for cancellation; and that I indemnify, protect and hold harmless Community, Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs, and damages including legal fees that may be subject to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company to cover the premium of 1.5% of the market value of the stock (minimum $25.00) is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Note: If your bond premium exceeds $1,500 you must contact Registrar and Transfer Company (800) 368-5948 immediately.

Sign Here: ________________________________

Co-owner, if any:___________________________      Date:_____________________, 20____

6.
Determination of Questions. All questions with respect to this Election Form and Elections made by holders of shares of TBI Common Stock including, without limitation, questions relating to the time limits or effectiveness of revocation of any Elections and questions relating to computations as to allocations will be determined by Community and/or the Exchange Agent, whose determination shall be conclusive and binding. Community shall have the absolute right to reject any and all Election Forms and Letters of Transmittal not in proper form or to waive any irregularities in any such form, although it does not represent that it will do so. Community and/or the Exchange Agent may, but are not required to, take reasonable action to inform holders of TBI Common Stock of any defects and may take reasonable action to assist such holders to correct any such defects; however, neither Community nor the Exchange Agent is under any obligation to notify a holder of shares of TBI Common Stock of any defect in an Election Form.

7.
Important Tax Information: Substitute Form W-9. (a) Each surrendering shareholder is required to provide Registrar and Transfer Company with each share holder’s correct Taxpayer Identification Number (“TIN”) on the above Substitute Form W-9 and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering shareholder to federal income tax withholding at the applicable withholding rate on payments made to such surrendering shareholders with respect to the shares. If such holder is an individual, the TIN is his or her Social Security number. A shareholder must cross out item (2) in Part 2 of Substitute Form W-9 if such holder is subject to backup withholding.

(b) Certain holders (including, among others, all corporations and certain foreign individual(s)), are exempt from the backup withholding and reporting requirements. Exempt holders should indicate their exempt status by checking the box in the Substitute Form W-9 above. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement signed under penalty of perjury, attesting to such individual’s exempt status. Forms of such statements may be obtained from Registrar and Transfer Company. If backup withholding applies, Registrar and Transfer Company is required to withhold tax at the applicable rate on any payments made to the holder or other payee. Backup withholding is not an additional tax. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
8.
Inquiries. All inquiries with respect to the surrender of certificates of common stock should be made directly to the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948, or via email to info@rtco.com.